EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of MRC Global Inc., a Delaware corporation (the “Company”), for the period ended June 30, 2013 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew R. Lane

Name: Andrew R. Lane

Title:  Chairman, President and Chief Executive Officer

/s/ James E. Braun

Name: James E. Braun

Title:   Executive Vice President and Chief Financial Officer

Date:  August 2, 2013